Exhibit 99.1

META Appoints Darren Ihmels as Vice President of Business Development Ophthalmics

HALIFAX, NS / ACCESSWIRE / July 23, 2021 / Meta Materials Inc. (the “Company” or “META®”) (NASDAQ: MMAT) a developer of high-performance functional materials and nanocomposites, today announced it has appointed Mr. Darren Ihmels as Vice President Business Development Ophthalmics. Mr. Ihmels brings over 30 years of experience in opthalmic products, sales, manufacturing, equipment, and services for prescription lenses and smart augmented reality (AR) applications. He will be focused on growing META’s ARfusion™ technology, which combines precision cast lens fabrication tools and functional metamaterials and volume holograms, to provide META’s AR wearable developers with a platform for seamlessly integrating smart technologies into thin lightweight prescription glasses.

“To develop a commercially successful augmented reality eyewear business, it is necessary to elegantly combine the attributes of fashionable, lightweight and comfortable prescription eyewear with embedded smart technologies and displays,” said George Palikaras, President and CEO of META. “We are fortunate to have someone of Darren’s breadth of experience join our team as we commercialize the ARfusion™ system.”

Mr. Ihmels joins META from Google. Previously, from 2016 to 2020, he was Director, Opthalmic Lens Manufacturing for North, Inc. From 2009 to 2015, he was a Vice President in several sales roles and VP Manufacturing for FYidoctors, Canada’s largest eyecare provider. From 2001 to 2009, Ihmels was National Service Manager for Visionix, a part of the Luneau Technology Group, a provider of equipment for vision correction. From 1995 to 2001, Ihmels was National Manufacturing Director for Pearle Vision in Canada. He began his career with LensCrafters in 1989, where he rose to the position of Lab Manager.

“I am excited to join a fast-paced and highly innovative environment like Meta Materials. I look forward of applying my 30 years of experience in the ophthalmics industry, including some pioneering work in the last decade in smart glasses for augmented reality applications, to help META expand its business into this key high growth market,” said Darren Ihmels.

For more details about ARfusion™ and META’s ophthalmics roadmap, please refer to our latest blog post.

About Meta Materials Inc.

META® delivers previously unachievable performance, across a range of applications, by inventing, designing, developing, and manufacturing sustainable, highly functional materials. Our extensive technology platform enables leading global brands to deliver breakthrough products to their customers in consumer electronics, 5G communications, health and wellness, aerospace, automotive, and clean energy. Our achievements have been widely recognized, including being named a Global Cleantech 100 company. Learn more at www.metamaterial.com.

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company and its business, which may include, but are not limited to, statements with respect to the business strategies, product development and operational activities of the Company. Often but not always, forward-looking information can be identified by the use of words such as “potential,” “predicts,” “projects,” “seeks,” “plans,” “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should,” “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks related to developing products for the augmented reality eyewear market, the management and potential divestiture of the assets in the Company’s oil and gas business, the potential benefits of the Company being publicly listed on the Nasdaq Capital Market, the potential benefits of the transaction with Torchlight Energy Resources Inc. to the Company’s stockholders, the research and development projects of the Company, the market potential of the Company’s products, the investment priorities and manufacturing plans of the Company, the scalability of the Company’s production ability, the technology industry, market strategic and operational activities, and management’s ability to manage and to operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Risk Factors” in the Company’s Form 8-K filed with the SEC on July 2, 2021, in the Company’s Form 10-Q filed with the SEC on May 14, 2021, in the Company’s Form 10-K filed with the SEC on March 18, 2021, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

Contact

Mark Komonoski

Senior Vice President

Integrous Communications

Phone: 1-877-255-8483

Email: ir@metamaterial.com

Media inquiries:

media@metamaterial.com

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